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                                                                  EXHIBIT 10.149

                            FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE dated September 30, 1996, (this "Amendment") First Amendment to Lease dated October 11, 1999, Second Amendment dated September 21, 2000 and Third Amendment dated September 19, 2001, is made and entered into as of the 3rd day of September 2002, by and between JAY ARTEAGA ("Lessor") and OPTIMUMCARE CORPORATION ("Lessee") with reference to the following items:

         A. Lessor and Lessee desire to modify and amend the terms of the Lease as set forth in this Amendment, while expressly maintaining in full force and effect all other terms and conditions of the Lease not so modified:

                           1. This Amendment will extend the Lease for an additional one year, November 1, 2002 through October 31, 2003 pursuant to Para.
                                    1.5 of our Lease Agreement.

                           2. The currently monthly base rental will be adjusted on the anniversary of the commencement, November 1, 2002, based upon the Consumer Price Index (CPI) as provided in Para. 4.3 of the Lease.

                           3. Pursuant to Para. 1.9 and Para. 5, the security deposit will remain at $1,100.00.

                           4. Lessor agrees to shampoo carpet and touch up paint as needed.

         B. Except as expressly modified by this amendment, all terms and provisions of the Lease and previous amendments shall remain unmodified and in full force and effect.

         IN WITNESS WHEREOF the parties have entered into this Amendment as of the date written above.

         "LESSOR" JAY ARTEAGA                  "LESSEE" OPTIMUMCARE CORPORATION


         By: /s/ Jay Arteaga              By: /s/ Edward A. Johnson
            ----------------   ------         ---------------------   ------
            Jay Arteaga         Date      Edward A. Johnson, CEO       Date